SCHEDULE A

List of Registrants and Funds

As of April 11, 2014

Columbia Funds Series Trust

Columbia California Intermediate Municipal Bond Fund

Columbia Capital Allocation Moderate Aggressive Portfolio

Columbia Capital Allocation Moderate Conservative Portfolio

Columbia Convertible Securities Fund

Columbia Georgia Intermediate Municipal Bond Fund

Columbia International Value Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia LifeGoal® Growth Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico Focused Equities Fund

Columbia Marsico Global Fund

Columbia Marsico Growth Fund

Columbia Marsico International Opportunities Fund

Columbia Maryland Intermediate Municipal Bond Fund

Columbia Masters International Equity Portfolio

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Multi-Advisor International Equity Fund

Columbia North Carolina Intermediate Municipal Bond Fund

Columbia Overseas Value Fund

Columbia Select Large Cap Equity Fund

Columbia Short Term Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia Virginia Intermediate Municipal Bond Fund

Columbia Funds Variable Insurance Trust I

Columbia Variable Portfolio - Marsico International Opportunities Fund

Columbia Variable Portfolio - Marsico Focused Equities Fund

Columbia Variable Portfolio - Marsico 21st Century Fund

Columbia Variable Portfolio - Marsico Growth Fund

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

COLUMBIA FUNDS SERIES TRUST
COLUMBIA FUNDS VARIABLE INSURANCE TRUST I
COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC
Each for itself and on behalf of its respective series listed on this Schedule A

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Treasurer

COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

By:	/s/ J. Kevin Connaughton
Name:	J. Kevin Connaughton
Title:	Managing Director

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Beth Ann Brown
Name:	Beth Ann Brown
Title:	Senior Vice President

COLUMBIA MANAGEMENT INVESTMENT SERVICES CORP.

By:	/s/ Stephen T. Welsh
Name:	Stephen T. Welsh
Title:	President